EXHIBIT 5



May 21, 1997

USFreightways Corporation
9700 Higgins Road, Suite 570 Rosemont, Illinois 60018

         Re:      Common Stock $.01 par value per share

Gentlemen:

         We have acted as counsel to USFreightways Corporation ("USF") in connection with the issuance of 15,564 shares of USF common stock, $.01 par value per share, (the "Common Stock") in connection with the acquisition of the
shares of  common   stock  held  by  Edward  C.  Provost  and  Todd  Provost  in
Coast Consolidators, Inc., a California corporation, pursuant to the Stock Purchase Agreement dated as of December 28, 1993 (the "Acquisition"). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration for resale of the Common Stock issued in the Acquisition. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

         Based on the foregoing, it is our opinion that the Common Stock issued in the Acquisition was duly authorized for issuance and is fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

         We are admitted to practice in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation law of the State of Delaware.


                         Very truly yours,


                         /s/ Sachnoff & Weaver
                         SACHNOFF & WEAVER, LTD.